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                                                                    Exhibit 21.1

Subsidiaries of MedSource Technologies, Inc.:*

                                             Jurisdiction of
                Subsidiary                     Organization
------------------------------------------------------------
MedSource Technologies, LLC                      Delaware
   Brimfield Precision, LLC                      Delaware
   Hayden Precision Industries, LLC              Delaware
   Kelco Acquisition LLC                         Delaware
   MedSource Technologies Newton, Inc.           Delaware
   MedSource Technologies Pittsburgh, Inc.       Delaware
   MedSource Trenton, Inc.                       Delaware
   The MicroSpring Company, LLC                  Delaware
   National Wire and Stamping, Inc.              Colorado
   Portlyn, LLC                                  Delaware
   Tenax, LLC                                    Delaware
   Texcel, Inc.                               Massachusetts
   Thermat Acquisition Corp.                     Delaware

*Subsidiaries of subsidiaries are indicated by indentation.